UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) August 31, 2011

Mastech Holdings, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania

(State or Other Jurisdiction

of Incorporation)

001-34099	26-2753540
(Commission File Number)	(IRS Employer Identification No.)

1000 Commerce Drive, Suite 500	15275
(Address of Principal Executive Offices)	(Zip Code)

(412) 787-2100

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 31, 2011, Mastech Holdings, Inc. (“Mastech”) and its wholly-owned subsidiaries, Mastech, Inc. (“MI”), RPOworldwide, Inc. (“RPOWI”), Mastech Trademark Systems, Inc. (“MTSI”), Curastat, Inc. (“CI”) and Mastech Healthcare, Inc. (“MHCI”) (Mastech, MI, RPOWI, MTSI, CI and MHCI are each a “Borrower” and collectively, the “Borrowers”), entered into a First Amended and Restated Loan Agreement, dated as of August 31, 2011 (the “Loan Agreement”), by and among the Borrowers and PNC Bank, National Association (the “Bank”). The amended terms set forth in the Loan Agreement add CI and MHCI as Borrowers under the Loan Agreement, increase the Borrowers’ existing credit facility to $19 million (the “Credit Facility”) and provide for a three-year term from the date of the Loan Agreement.

The Credit Facility is comprised of a $15 million revolving credit loan and a $4 million delayed draw term loan. Amounts borrowed under the Credit Facility will be used, among other things, (i) for working capital and general corporate purposes, (ii) for the issuance of standby letters of credit, and (iii) to facilitate acquisitions and stock repurchases. Borrowings will, at the Borrowers’ election, bear interest at either (a) the base rate (the higher of the Bank’s prime rate or the federal funds rate plus 0.50%) plus an applicable margin or (b) an adjusted LIBOR rate plus an applicable margin. The applicable margin on the base rate is between 0.25% and 0.75% on revolving credit loans and between 0.75% and 1.25% on the delayed draw term loans. The applicable margin on the adjusted LIBOR rate is between 1.25% and 1.75% on revolving credit loans and between 1.75% and 2.25% on the delayed draw term loans. Letters of credit may be issued in an amount not to exceed $1 million in the aggregate. The revolving credit loan component of the Credit Facility contains subfacilities of up to $7.5 million, to facilitate acquisitions, and up to $3 million, for stock repurchases, should Mastech decide to take such actions.

The obligations of the Borrowers under the Credit Facility are secured by pledges of and first priority perfected security interests in substantially all of the assets of the Borrowers. The Loan Agreement contains standard financial covenants, including but not limited to, covenants related to the Borrowers’ leverage ratio (as defined under the Loan Agreement), senior leverage ratio (as defined under the Loan Agreement), and fixed charge ratio (as defined under the Loan Agreement), and limitations on liens, indebtedness, guarantees and contingent liabilities, loans and investments, distributions, leases, asset sales, stock repurchases and mergers and acquisitions.

The description of the material terms of the Loan Agreement set forth under this Item 1.01 is qualified in its entirety by reference to the complete terms and conditions of the Loan Agreement filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation.

The information required by Item 2.03 is contained in Item 1.01 above and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Description

10.1	First Amended and Restated Loan Agreement dated August 31, 2011, by and among Mastech Holdings, Inc., Mastech, Inc., RPOworldwide, Inc., Mastech Trademark Systems, Inc., Curastat, Inc., Mastech Healthcare, Inc. and PNC Bank, National Association.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MASTECH HOLDINGS, INC.

By:	/s/ John J. Cronin, Jr.

Name:	John J. Cronin, Jr.
Title: Chief Financial Officer

September 2, 2011

Exhibit Index

Exhibit No.	Description

10.1	First Amended and Restated Loan Agreement dated August 31, 2011, by and among Mastech Holdings, Inc., Mastech, Inc., RPOworldwide, Inc., Mastech Trademark Systems, Inc., Curastat, Inc., Mastech Healthcare, Inc. and PNC Bank, National Association.